UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

CIFC LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-37674	36-4814372
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 4th Floor

New York, New York 10177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 624-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 19, 2016, CIFC LLC, a Delaware limited liability company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with F.A.B. Holdings I LP, a limited partnership organized and existing under the laws of Delaware (“Parent”), and CIFC Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, the Company’s shareholders will be entitled to receive $11.46 in cash per Company Common Share (as defined below) of which $11.36 is the Merger Consideration (as defined below) and $0.10 is a distribution declared by the Company Board (as defined below) as contemplated by the Merger Agreement and disclosed in Item 8.01 below.  The Merger Agreement provides that no other distributions may be paid to the Company’s shareholders prior to closing.

At the effective time of the Merger, each common share, par value $0.001 per share, of the Company (“Company Common Shares”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), will be converted into the right to receive $11.36 in cash (the “Merger Consideration”), without interest, other than Company Common Shares held by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly owned subsidiaries (other than shares held by any subsidiary of the Company, which shall remain outstanding with appropriate adjustment to the number thereof to preserve its relative interest in the Company, and other than shares held on behalf of third parties) and Company Common Shares held by a holder who has properly exercised dissenters’ rights with respect to such Company Common Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and the Rollover Shares (as defined below).

Pursuant to the Merger Agreement, each option to purchase Company Common Shares granted under the Company’s compensation plans that is outstanding, or by the terms of the award agreement is being treated as outstanding, immediately prior to the Effective Time, will, as of the Effective Time, become fully vested and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such option. In addition, each award of restricted share units relating to Company Common Shares that is outstanding, or by the terms of the award agreement is being treated as outstanding, immediately prior to the Effective Time, will, as of the Effective Time, become fully vested, free of restrictions and will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such award and (ii) the Merger Consideration. Any such restricted share unit award that becomes vested based on the achievement of performance goals will be treated as if the maximum level of performance was achieved for purposes of determining the number of Company Common Shares subject to such award (other than performance goals based on the amount of the Merger Consideration, in which case the level of achievement will be based on the amount of the Merger Consideration). Furthermore, each warrant to acquire Company Common Shares that has not been exercised immediately prior to the Effective time shall, as of the Effective Time, be redeemed or canceled in exchange for the right to receive (a) an amount in cash, without interest, equal to the product of (i) the aggregate number of Company

Common Shares such warrant is exercisable into, multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such warrant and (b) accrued dividends, and future dividends made prior to the closing, in respect of such warrant.

Notwithstanding the foregoing, certain of our employees have entered into rollover agreements with Parent pursuant to which certain of their equity will be rolled over into Parent, including that certain of their restricted stock units that are scheduled to vest on or after January 1, 2017 will not become vested or settled in connection with the Merger and instead will be assumed by Parent, will continue to vest in accordance with its regular vesting schedule (subject to acceleration or forfeiture upon certain terminations of employment).

The Company’s Board of Directors (the “Company Board”) (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend approval and adoption of the Merger Agreement by the shareholders of the Company.

Shareholders of the Company will be asked to vote on the approval of the Merger Agreement at a meeting of shareholders that will be held on a date to be announced. The closing of the Merger is subject to a approval by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Company Common Shares entitled to vote thereon (the “Required Company Vote”). Consummation of the Merger is also subject to certain customary conditions, including, among others, (i) the absence of any law, injunction or similar order prohibiting or making illegal the consummation of the Merger, (ii) the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of a Company Material Adverse Effect and (iv) obtaining the consent under investment advisory agreements to the change in control that will take place upon closing from the Company’s fund clients representing a specified percentage of the Company’s base aggregate management fees, as set forth in the Merger Agreement. The Merger Agreement does not contain a financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of its shareholders for the purpose of obtaining the Required Company Vote.

Parent has obtained an equity financing commitment for the transactions contemplated by the Merger Agreement from Supreme Universal Holdings Limited (“Sponsor”). The Sponsor has committed to capitalize Parent, on or prior to the closing of the Merger, with an aggregate equity contribution in an amount up to $340 million subject to the terms and conditions set forth in an equity financing commitment letter, dated as of August 19, 2016.

The Company is subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ abilities to initiate, solicit or encourage acquisition proposals from third parties and to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals. However, the Company and its subsidiaries and their respective representatives may engage in the foregoing activities with any third party that makes an unsolicited written acquisition proposal that the Company Board has determined in good faith, after consultation with outside legal counsel and financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for the Company and Parent including, among others, the right to terminate in the event that the Merger has not been consummated on or before January 31, 2017. Additionally, the Company has agreed to pay Parent a termination fee of $13,332,000 in cash upon termination of the Merger Agreement under certain specified circumstances, including in connection with a termination of the Merger Agreement by the Company to enter into a Superior Proposal or a change in the Company Board’s recommendation that the Company’s stockholders vote for the Merger.

Sponsor has provided the Company with a limited guarantee in favor of the Company, guaranteeing any payment obligations (including liabilities and damages) of Parent to the Company under the Merger Agreement including

Parent’s obligation to consummate the transactions contemplated by the Merger Agreement in the event of an order of specific performance, up to an amount not to exceed $340 million.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Voting Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement and incurring the obligations set forth therein, DFR Holdings, LLC (“DFR”) entered into a Voting Agreement with Parent and the Company (the “Voting Agreement”) with respect to all Company Common Shares beneficially owned by DFR, together with any other voting securities of the Company and any securities convertible into or exercisable or exchangeable for Company Common Shares or other voting securities of the Company (“Covered Shares”). DFR beneficially owns approximately 80% of the outstanding Company Common Shares.

Pursuant to the Voting Agreement DFR has agreed to take the following actions, among others, with respect to all of the Covered Shares, during the term of the Voting Agreement: (i) vote in favor of the Merger and the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) vote in favor of the approval of any proposal to adjourn or postpone any meeting of the shareholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; (iii) vote against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of DFR contained in the Voting Agreement; (iv) vote against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement, any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s article of incorporation or bylaws); (v) vote against any reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger; and (vi) vote against any acquisition proposal from a third party.

The Voting Agreement will terminate on the earliest to occur of (i) the Closing and (ii) the date of termination of the Merger Agreement in accordance with its terms. In the event that there is any amendment to the Merger Agreement which (x) reduces the Merger Consideration, or (y) materially adversely affects the holders of the Common Shares, DFR shall have no obligation to vote any of its Common Shares in accordance with the Voting Agreement in favor of the Merger Agreement or with respect to the Merger Agreement as so amended.

A copy of the Voting Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 8.01.                Other Events.

On August 19, 2016, the Company and Parent issued a joint press release announcing the proposed Merger. In the same press release, the Company announced that, as contemplated by the Merger Agreement, the Company Board declared a cash distribution of $0.10 per Company Common Share. The distribution will be paid on September 12, 2016 to shareholders of record as of the close of business on August 31, 2016.  A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.cifc.com or by directing a request to: CIFC LLC, 295 Park Avenue, 4th Floor, New York, NY 10177, Attn: Investor Relations, (212) 624-1200.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s amendment to its annual report filed on Form 10-K, which was filed with the SEC on April 29, 2016, and in Section 16 filings of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed acquisition of the Company will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.cifc.com.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) uncertainties and risks as to the timing of completion of the Merger; (ii) the risk that the Merger is not consummated, including due to the failure to satisfy any conditions to completion of the proposed Merger; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (v) the risk that the pendency of the proposed Merger disrupts current plans and operations and business generally; (vi) the effect of the announcement of the proposed Merger on the Company’s relationships with its clients, business partners and employees; and (vii) the amount of the costs, fees, expenses and charges related to the proposed Merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 25, 2016, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of August 19, 2016, by and among the Company, F.A.B. Holdings I LP and CIFC Acquisition, LLC

99.1	Voting Agreement, dated as of August 19, 2016, by and among the Company, F.A.B. Holdings I LP and DFR Holdings, LLC

99.2	Joint Press Release issued by the Company and F.A.B. Partners, dated as of August 19, 2016

*       Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC LLC

Date: August 19, 2016	By:	/s/ Rahul N. Agarwal
	Name:	Rahul N. Agarwal
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of August 19, 2016, by and among the Company, F.A.B. Holdings I LP and CIFC Acquisition, LLC

99.1	Voting Agreement, dated as of August 19, 2016, by and among the Company, F.A.B. Holdings I LP and DFR Holdings, LLC

99.2	Joint Press Release issued by the Company and F.A.B. Partners, dated as of August 19, 2016

*       Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.